August 13, 2019
Absolute Shares Trust
331 Newman Springs Road, Suite 122
Red Bank, New Jersey 07701

Absolute Shares Trust
WBI BullBear Rising Income 1000 ETF
WBI BullBear Value 1000 ETF
WBI BullBear Yield 1000 ETF
WBI BullBear Quality 1000 ETF

Ladies and Gentlemen:

We have acted as counsel to Absolute Shares Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), in connection with the preparation of a registration statement on Form N-14 relating to the issuance of Trust shares of beneficial interest, no par value (such shares of beneficial interest being hereinafter referred to as the “Shares”), pursuant to an Agreement and Plan of Reorganization (the “Agreement”), by and between the Trust, on behalf of WBI BullBear Rising Income 2000 ETF, WBI BullBear Value 2000 ETF, WBI BullBear Yield 2000 ETF, and WBI BullBear Quality 2000 ETF (the “Acquired Funds”) and the Trust, on behalf of WBI BullBear Rising Income 1000 ETF, WBI BullBear Value 1000 ETF, WBI BullBear Yield 1000 ETF, and WBI BullBear Quality 1000 ETF (the “Acquiring Funds”, to be renamed upon consummation of the transaction contemplated by the Agreement: WBI BullBear Rising Income 3000 ETF, WBI BullBear Value 3000 ETF, WBI BullBear Yield 3000 ETF, and WBI BullBear Quality 3000, respectively), with WBI Investments, Inc., the investment sub-advisor to the Funds, joining for purposes of paragraph 8.2 of the Agreement, in the manner set forth in the Registration Statement on Form N-14 to which reference is made (the “Registration Statement”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act of 1933, as amended (the “Securities Act”) and Item 16(11) of Form N-14 under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion on our review of the following:

(i)	The relevant portions of the prospectus and statement of additional information filed as part of the Registration Statement;

(ii)	the exemptive order applicable to the Trust issued by the Commission under the Investment Company Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”);

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(iii)	the declaration of trust (“Declaration of Trust”) and bylaws of the Trust in effect on the date of this opinion letter; and

(iv)
the resolutions adopted by the Trust’s Board of Trustees authorizing the filing of the Registration Statement, approving the issuance of the Shares of the Acquiring Funds, and approving the Agreement, certified to us by an officer of the Trust as being true and complete and in full force and effect through the date hereof.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the application for the Exemptive Order. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the State of Delaware and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares of the Acquiring Funds will be sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement, in the Agreement, and in accordance with the Certificate of Trust and the Declaration of Trust, (ii) all consideration for the Shares of the Acquiring Funds will be actually received by the Acquiring Funds, and (iii) all applicable securities laws will be complied with and the Registration Statement with respect to the offering of Shares of the Acquiring Funds will be effective, then it is our opinion that, when issued and sold by the Acquiring Funds, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing by the Trust with the Commission of the Registration Statement and solely for the benefit of the Trust, in connection with the Registration Statement, and supersedes any previous opinions of this firm in connection with the issuance of the Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name under the heading “Other Service Providers - Legal Counsel” in the Registration Statement and in any revised or amended versions thereof.

In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ K&L Gates LLP
K&L Gates LLP

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